Overview

(dollars in thousands, at Welltower pro rata ownership)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	16	596	71,275		35,324	24,849	10,610	492
Seniors Housing Triple-net	14	340	27,667		4,963	16,136	6,150	418
Outpatient Medical	14	364	22,215,145	(1)	n/a	n/a	n/a	n/a
Health System	31	218	26,212		201	723	3,051	22,237
Long-Term/Post-Acute Care	18	138	16,204		40	873	—	15,291
Total	17	1,656

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	3Q18 NOI	3Q19 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	418	$200,325	$205,982	2.8%	555	$939,936	44.2%
Seniors Housing Triple-net(4)	291	87,446	90,443	3.4%	317	402,608	18.9%
Outpatient Medical	239	82,872	84,004	1.4%	343	457,468	21.5%
Health System	—	—	—	n/a	218	144,512	6.8%
Long-Term/Post-Acute Care(4)	115	40,254	41,253	2.5%	136	180,936	8.6%
Total	1,063	$410,897	$421,682	2.6%	1,569	$2,125,460	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	87.4%	n/a	n/a	97.5%	0.7%	0.5%	1.3%
Seniors Housing Triple-net	86.1%	1.04	1.21	92.4%	3.1%	0.6%	3.9%
Outpatient Medical	93.7%	n/a	n/a	99.5%	—	—	0.5%
Health System(8)	84.0%	n/a	n/a	36.2%	41.3%	22.5%	—
Long-Term/Post-Acute Care	83.2%	1.23	1.54	28.5%	41.8%	29.7%	—
Total		1.10	1.31	92.7%	3.7%	2.3%	1.3%

Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 22 and 23 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 22 for reconciliation.
(4) Same store NOI for these property types represents rent cash receipts excluding the impact of expansions.
(5) Data as of September 30, 2019 for Seniors Housing Operating and Outpatient Medical and June 30, 2019 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.
(8) As reported by ProMedica, June 30, 2019 trailing twelve month EBITDAR coverage was 2.15x. The portfolio will enter the same store pool and stable portfolio in the fourth quarter.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living North America	123	$248,416	$—	$—	$—	$—	$248,416	11.7%
Sunrise Senior Living United Kingdom	44	69,374	—	—	—	—	69,374	3.3%
ProMedica	218	—	—	—	144,512	—	144,512	6.8%
Revera	94	108,207	—	—	—	—	108,207	5.1%
Genesis HealthCare	76	—	—	—	—	84,171	84,171	4.0%
Belmont Village	21	76,468	—	—	—	—	76,468	3.6%
Senior Resource Group	24	71,555	—	—	—	—	71,555	3.4%
Brandywine Living	27	66,666	—	—	—	—	66,666	3.1%
Avery	54	5,149	58,133	—	—	—	63,282	3.0%
Sagora Senior Living	31	36,761	24,978	—	—	—	61,739	2.9%
Brookdale Senior Living	84	—	57,918	—	—	—	57,918	2.7%
Brookdale Senior Living - Transitions(2)	6	2,785	—	—	—	—	2,785	0.1%
Remaining	767	254,555	261,579	457,468	—	96,765	1,070,367	50.3%
Total	1,569	$939,936	$402,608	$457,468	$144,512	$180,936	$2,125,460	100.0%

By Country:
United States	1,308	$699,931	$320,623	$438,006	$144,512	$174,333	$1,777,405	83.6%
United Kingdom	113	76,962	78,610	19,462	—	—	175,034	8.2%
Canada	148	163,043	3,375	—	—	6,603	173,021	8.1%
Total	1,569	939,936	402,608	457,468	144,512	180,936	2,125,460	100.0%

By MSA:
New York	70	$91,971	$30,216	$19,118	$3,497	$11,848	$156,650	7.4%
Los Angeles	66	84,306	18,074	29,672	420	—	132,472	6.2%
Greater London	50	49,763	33,934	19,462	—	—	103,159	4.9%
Dallas	57	27,907	18,687	33,604	736	3,931	84,865	4.0%
Philadelphia	50	19,411	1,205	24,395	12,079	22,984	80,074	3.8%
Washington D.C.	41	40,596	1,000	6,749	11,040	2,998	62,383	2.9%
Chicago	38	29,410	9,453	5,382	9,495	—	53,740	2.5%
Houston	28	15,193	4,370	30,554	—	—	50,117	2.4%
San Francisco	19	35,225	9,670	—	4,248	—	49,143	2.3%
Seattle	31	28,014	3,020	14,491	1,579	—	47,104	2.2%
San Diego	18	23,826	6,251	6,182	—	2,823	39,082	1.8%
Toronto	25	38,793	—	—	—	—	38,793	1.8%
Miami	35	5,048	—	21,395	5,055	—	31,498	1.5%
Minneapolis	19	2,389	14,658	13,936	—	—	30,983	1.5%
Montréal	19	28,907	—	—	—	—	28,907	1.4%
Boston	16	23,086	—	2,537	—	1,985	27,608	1.3%
Indianapolis	18	—	8,381	10,106	689	8,218	27,394	1.3%
Kansas City	23	6,477	8,157	6,002	—	5,578	26,214	1.2%
Atlanta	23	5,247	—	19,008	1,751	—	26,006	1.2%
Raleigh	12	6,151	17,320	978	—	—	24,449	1.2%
Remaining	911	378,216	218,212	193,897	93,923	120,571	1,004,819	47.3%
Total	1,569	$939,936	$402,608	$457,468	$144,512	$180,936	$2,125,460	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 22 for reconciliation.
(2) Represents the 6 properties to be transitioned to other operators as announced in our June 27, 2018 press release.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Seniors Housing Operating

Total Portfolio Performance(1)	3Q18	4Q18	1Q19	2Q19	3Q19
Properties	575	554	582	619	566
Units	68,243	66,002	69,209	74,145	68,918
Total occupancy	86.9%	87.2%	86.2%	85.7%	86.0%
Total revenues	$849,054	$834,356	$841,938	$880,320	$805,251
Operating expenses	585,525	582,412	580,917	607,836	554,782
NOI	$263,529	$251,944	$261,021	$272,484	$250,469
NOI margin	31.0%	30.2%	31.0%	31.0%	31.1%
Recurring cap-ex	$13,750	$22,569	$15,226	$20,275	$27,306
Other cap-ex	$38,984	$49,813	$27,366	$30,320	$40,117

Same Store Performance(2)	3Q18	4Q18	1Q19	2Q19	3Q19
Properties	418	418	418	418	418
Occupancy	88.0%	88.3%	87.9%	87.5%	87.6%
Same store revenues	$613,172	$616,267	$620,831	$624,801	$631,809
Compensation	254,019	257,776	258,781	262,198	266,315
Utilities	23,566	23,246	24,762	20,602	22,868
Food	22,740	23,553	22,517	22,609	23,245
Repairs and maintenance	14,492	14,272	14,102	14,863	15,405
Property taxes	18,837	19,299	19,930	19,864	18,931
All other	79,193	77,876	78,855	80,833	79,063
Same store operating expenses	412,847	416,022	418,947	420,969	425,827
Same store NOI	$200,325	$200,245	$201,884	$203,832	$205,982
Year over year growth rate					2.8%

Partners	Properties(3)	Units(3)	Welltower Ownership %(4)	Core Markets	3Q19 NOI	% of Total
Sunrise Senior Living	167	14,201	97.2%	Southern California	$33,951	13.6%
Revera	94	11,823	75.0%	New York / New Jersey	22,786	9.1%
Belmont Village	21	2,952	95.0%	Northern California	19,137	7.6%
Senior Resource Group	24	4,656	67.6%	Greater London	12,452	5.0%
Brandywine Living	27	2,599	99.3%	Washington D.C.	11,385	4.5%
Chartwell Retirement Residences	39	7,726	51.9%	Toronto	9,727	3.9%
Sagora Senior Living	14	2,697	90.0%	Boston	7,858	3.1%
Cogir	18	3,269	88.8%	Montréal	7,250	2.9%
Frontier Management	26	1,377	97.2%	Seattle	7,004	2.8%
Merrill Gardens	11	1,508	80.0%	Ottawa	4,570	1.8%
Senior Star Living	11	2,064	90.0%	Vancouver	3,073	1.2%
Clover Management	30	3,679	89.7%	Birmingham, UK	1,860	0.7%
Pegasus Senior Living	35	3,812	98.0%	Manchester, UK	1,753	0.7%
Discovery Senior Living	9	2,701	60.0%	Core Markets	142,806	56.9%
Remaining	29	2,932		All Other	107,663	43.1%
Total	555	67,996		Total	$250,469	100.0%
Notes:
(1) Properties, units and occupancy exclude land parcels, land parcels held for sale and properties under development.
(2) See pages 22 and 23 for reconciliation.
(3) Represents In-Place Portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 22 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 3.5% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
New York	30 / 2,598	$91,971	13.1%	7 / 734	7 / 531	$13,926	0.4%	5.9%	4,096	$115,511	$541,452	5.2%		1.4%
Los Angeles	30 / 3,578	84,306	12.0%	4 / 688	5 / 587	8,272	2.6%	12.5%	6,739	98,072	1,005,724	2.7%		1.2%
Washington D.C.	12 / 1,358	40,596	5.8%	5 / 615	5 / 407	7,123	3.7%	13.9%	5,554	140,721	749,521	2.5%		1.2%
San Francisco	12 / 1,531	35,225	5.0%	—	—	—	3.9%	13.0%	7,675	130,149	1,163,576	(0.7)%		2.4%
Chicago	16 / 1,724	29,410	4.2%	2 / 188	3 / 257	2,905	-0.1%	10.3%	3,416	93,568	339,441	1.6%		1.0%
Seattle	17 / 1,987	28,014	4.0%	1 / 122	2 / 145	1,810	6.3%	21.7%	5,195	98,660	627,333	0.8%		3.1%
Dallas	15 / 2,180	27,907	4.0%	1 / 83	1 / 52	529	7.4%	28.8%	3,366	84,762	320,377	3.1%		3.1%
San Diego	8 / 1,086	23,826	3.4%	—	—	—	3.5%	18.0%	4,970	107,290	867,344	(0.7)%		1.8%
Boston	11 / 751	23,086	3.3%	—	—	—	3.3%	8.4%	2,613	128,601	708,581	3.8%		1.4%
Philadelphia	11 / 885	19,411	2.8%	3 / 488	3 / 242	5,037	0.9%	5.0%	2,143	110,965	376,437	1.7%		1.4%
San Jose	6 / 735	18,079	2.6%	—	—	—	4.3%	14.1%	6,386	128,338	1,314,820	(1.9)%		2.6%
Houston	9 / 878	15,193	2.2%	3 / 539	3 / 317	3,438	7.3%	27.4%	3,637	83,821	417,422	7.0%		2.7%
Boulder, CO	6 / 517	11,965	1.7%	—	—	—	6.0%	31.4%	2,029	103,042	681,506	N/A		1.4%
San Antonio	4 / 1,075	10,313	1.5%	1 / 258	1 / 350	883	8.8%	30.5%	2,370	72,422	259,741	2.2%		2.1%
Denver	4 / 661	10,064	1.4%	3 / 458	1 / 163	353	7.0%	25.3%	5,056	85,921	584,641	1.7%		1.9%
Cincinnati	4 / 662	9,702	1.4%	1 / 153	1 / 305	2,677	1.2%	9.4%	1,981	70,840	190,732	2.2%		2.5%
Santa Maria, CA	2 / 605	9,204	1.3%	—	—	—	3.1%	6.8%	2,807	98,803	694,911	N/A		2.4%
Sacramento	5 / 447	8,824	1.3%	3 / 319	3 / 261	1,956	3.8%	13.3%	3,956	87,435	483,918	9.3%		1.4%
Trenton, NJ	2 / 207	8,560	1.2%	—	—	—	2.2%	9.9%	819	137,147	495,343	N/A		2.1%
Buffalo	10 / 1,254	8,325	1.2%	—	—	—	0.4%	3.5%	2,799	70,242	181,754	5.1%		0.7%
Pittsburgh	4 / 434	7,718	1.1%	4 / 554	3 / 174	3,068	0.2%	6.6%	1,899	89,327	237,847	3.1%		0.5%
Phoenix	7 / 767	7,428	1.1%	2 / 264	2 / 263	1,035	6.7%	13.6%	3,659	77,361	393,145	3.3%		2.7%
Columbus	4 / 463	7,257	1.0%	1 / 136	1 / 199	762	5.7%	29.5%	2,280	98,051	331,581	5.5%		(0.3)%
Salisbury, MD	2 / 214	7,198	1.0%	—	—	—	8.6%	10.7%	643	72,730	426,632	N/A		0.1%
Austin	5 / 427	7,004	1.0%	1 / 230	1 / 118	130	8.8%	43.0%	2,338	136,070	735,242	6.2%		2.1%
Total - Top 25	236 / 27,024	$550,586	78.7%	42 / 5,829	42 / 4,371	$53,904	3.5%	14.9%	4,261	$106,734	$667,129	2.8%		1.7%
All Other US SHO Markets	125 / 15,623	149,345	21.3%	22 / 3,181	23 / 2,889	19,520	3.4%	11.8%	2,406	78,152	353,329
Total US SHO	361 / 42,647	$699,931	100.0%	64 / 9,010	65 / 7,260	$73,424	3.5%	13.8%	3,619	$99,937	$592,502

% of Total IPNOI						3.5%
US National Average							3.3%	11.7%	94	$66,010	$245,219	2.7%	(10)	1.4%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2020-2025.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2020 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 3Q19. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from August 2018-August 2019 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 6.8% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
New York	30 / 2,598	$91,971	13.1%	13 / 1,659	15 / 1,254	$30,356	0.6%	5.8%	4,022	$109,797	$507,132	5.2%		1.4%
Los Angeles	30 / 3,578	84,306	12.0%	7 / 1,064	13 / 1,619	21,489	2.6%	13.1%	6,543	91,821	922,210	2.7%		1.2%
Washington D.C.	12 / 1,358	40,596	5.8%	7 / 901	9 / 1,073	14,593	4.1%	14.6%	5,489	130,584	715,286	2.5%		1.2%
San Francisco	12 / 1,531	35,225	5.0%	—	—	—	4.0%	13.3%	6,706	127,140	1,118,359	(0.7)%		2.4%
Chicago	16 / 1,724	29,410	4.2%	6 / 1,015	6 / 485	7,033	-0.2%	11.0%	3,283	94,163	344,536	1.6%		1.0%
Seattle	17 / 1,987	28,014	4.0%	1 / 122	3 / 260	2,209	6.4%	22.8%	4,775	98,429	624,096	0.8%		3.1%
Dallas	15 / 2,180	27,907	4.0%	5 / 1,075	4 / 392	4,232	7.3%	27.8%	3,209	78,549	309,358	3.1%		3.1%
San Diego	8 / 1,086	23,826	3.4%	1 / 200	2 / 249	3,196	3.6%	16.5%	4,761	103,852	802,596	(0.7)%		1.8%
Boston	11 / 751	23,086	3.3%	4 / 425	3 / 261	3,000	3.3%	8.4%	2,551	118,142	645,141	3.8%		1.4%
Philadelphia	11 / 885	19,411	2.8%	5 / 672	4 / 311	6,945	1.0%	5.4%	2,330	101,377	340,013	1.7%		1.4%
San Jose	6 / 735	18,079	2.6%	1 / 200	1 / 95	1,545	4.3%	14.0%	5,477	128,919	1,314,620	(1.9)%		2.6%
Houston	9 / 878	15,193	2.2%	4 / 719	4 / 614	5,872	7.5%	30.5%	3,689	80,515	317,500	7.0%		2.7%
Boulder, CO	6 / 517	11,965	1.7%	—	—	—	6.4%	28.7%	1,406	109,860	669,382	N/A		1.4%
San Antonio	4 / 1,075	10,313	1.5%	1 / 258	1 / 350	883	8.6%	29.4%	2,254	68,515	245,028	2.2%		2.1%
Denver	4 / 661	10,064	1.4%	5 / 708	2 / 252	384	6.7%	25.0%	4,589	84,740	486,262	1.7%		1.9%
Cincinnati	4 / 662	9,702	1.4%	1 / 153	1 / 305	2,677	1.3%	10.4%	1,662	69,399	190,499	2.2%		2.5%
Santa Maria, CA	2 / 605	9,204	1.3%	—	—	—	3.8%	7.9%	1,667	91,093	731,981	N/A		2.4%
Sacramento	5 / 447	8,824	1.3%	5 / 646	4 / 381	3,803	3.8%	14.1%	3,615	84,592	475,884	9.3%		1.4%
Trenton, NJ	2 / 207	8,560	1.2%	—	—	—	1.4%	9.8%	1,079	126,109	457,147	N/A		2.1%
Buffalo	10 / 1,254	8,325	1.2%	—	—	—	0.2%	3.5%	2,522	66,903	173,122	5.1%		0.7%
Pittsburgh	4 / 434	7,718	1.1%	4 / 554	3 / 174	3,068	0.6%	5.7%	1,730	83,691	220,546	3.1%		0.5%
Phoenix	7 / 767	7,428	1.1%	7 / 1,178	5 / 620	4,632	7.1%	15.1%	3,463	75,274	355,099	3.3%		2.7%
Columbus	4 / 463	7,257	1.0%	1 / 136	1 / 199	762	5.5%	27.2%	2,104	87,905	304,373	5.5%		(0.3)%
Salisbury, MD	2 / 214	7,198	1.0%	—	—	—	8.1%	10.2%	556	76,660	403,363	N/A		0.1%
Austin	5 / 427	7,004	1.0%	2 / 316	2 / 170	948	8.6%	40.9%	2,371	103,032	609,268	6.2%		2.1%
Total - Top 25	236 / 27,024	$550,586	78.7%	80 / 12,001	83 / 9,064	$117,627	3.6%	15.1%	4,036	$101,612	$627,635	2.8%		1.7%
All Other US SHO Markets	125 / 15,623	149,345	21.3%	38 / 5,219	37 / 5,363	27,461	3.4%	12.4%	2,087	74,584	343,190
Total US SHO	361 / 42,647	$699,931	100.0%	118 / 17,220	120 / 14,427	$145,088	3.5%	14.1%	3,362	$95,185	$559,989

% of Total IPNOI						6.8%
US National Average							3.3%	11.7%	94	$66,010	$245,219	2.7%	(10)	1.4%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2020-2025.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2020 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 3Q19. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from August 2018-August 2019 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(Currency amounts in thousands, except per unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Seniors Housing Operating Quality Indicators

	US Portfolio(1,3,4)		Industry Benchmarks(2)
Property age	15		20
5 year total population growth	3.5%		3.3%
5 year 75+ population growth	13.8%		11.7%
Housing value		$592,502		$245,219
Household income		$99,937		$66,010
REVPOR		$6,250		$4,961
SS REVPOR growth	3.3%		2.4%
SSNOI per unit		$23,880		$18,930
SSNOI growth	4.3%		DNA

	UK Portfolio(1,3,4)		Industry Benchmarks(5)
Property age	11		21
Units per property	79		41
5 year total population growth	3.3%		2.8%
5 year 75+ population growth	17.9%		18.5%
Housing value		£489,791		£300,958
REVPOR		£6,556		£3,720
SS REVPOR growth	3.8%		3.3%
SSNOI per unit		£17,259		£9,544
SSNOI growth	1.8%		DNA

	Canadian Portfolio(1,3,4)		Industry Benchmarks(6)
5 year total population growth	5.6%		5.5%
5 year 75+ population growth	19.0%		22.2%
Housing value	C$	580,902	C$	456,053
Household income	C$	112,137	C$	102,231
REVPOR	C$	3,653	C$	2,469
SS REVPOR growth	2.2%		3.4%
SSNOI per unit	C$	14,811	DNA
SSNOI growth	(1.9)%		DNA

Notes:
(1) Property age, housing value and household income are NOI weighted as of September 30, 2019. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 24 for reconciliations.
(2) Property age, REVPOR and REVPOR growth per 3Q19 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2020-2025 Claritas projections; housing value and household income are the US median per Claritas 2020; NOI per unit per The State of Seniors Housing 2018 and represents 2017 results.
(3) REVPOR is based on total 3Q19 results. See page 24 for reconciliation.
(4) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.31. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.32. See page 24 for reconciliation.
(5) Property age, units per property, REVPOR, REVPOR growth and NOI per Unit derived from LaingBuisson, Care of Older People UK Market Report 29th Edition; population growth reflects 2018-2023 CACI projections; housing value represents UK average per CACI 2018.
(6) Population growth reflects 2019-2024 Environics projection; housing value and household income represents Canadian average per Environics WealthScapes 2019; REVPOR and REVPOR growth are calculated weighted averages from 2019 CMHC Seniors Housing reports from each province.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.4%	0.1%	0.5%	7	5	3.0%	0.6%	3.6%	6	11
0.85x - 0.95x	0.7%	—%	0.7%	7	2	1.1%	0.5%	1.6%	11	2
0.95x - 1.05x	1.9%	0.1%	2.0%	7	3	2.0%	0.9%	2.9%	14	7
1.05x - 1.15x	1.8%	0.9%	2.7%	10	5	5.7%	0.9%	6.6%	9	6
1.15x - 1.25x	3.0%	—%	3.0%	13	6	4.2%	3.7%	7.9%	13	5
1.25x - 1.35x	5.5%	0.9%	6.4%	9	6	—%	—%	—%	—	—
>1.35x	2.7%	5.2%	7.9%	14	7	—%	0.6%	0.6%	9	3
Total	16.0%	7.2%	23.2%	11	34	16.0%	7.2%	23.2%	11	34

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2019	$—	$10,611	$—	$—	$—	$10,611	0.8%
2020	—	41,408	—	—	7,598	49,006	3.8%
2021	3,543	52,599	—	8,749	20,370	85,261	6.6%
2022	4,322	54,716	—	5,631	20,130	84,799	6.6%
2023	—	54,564	—	1,331	2,363	58,258	4.5%
2024	11,096	59,884	—	—	1,161	72,141	5.6%
2025	50,587	30,295	—	—	215	81,097	6.3%
2026	88,449	37,501	—	34,080	—	160,030	12.4%
2027	31,621	19,450	—	1,041	227	52,339	4.1%
2028	6,849	22,532	—	19,571	175	49,127	3.8%
Thereafter	197,648	129,782	145,169	112,017	2,353	586,969	45.5%
	$394,115	$513,342	$145,169	$182,420	$54,592	$1,289,638	100.0%

Weighted Avg Maturity Years	10	6	14	11	3	9

Notes:
(1) Represents trailing twelve month coverage metrics as of June 30, 2019 for stable portfolio only, adjusted for the lease restructurings noted on page 23. Agreements included represent 84% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 22 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles, or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Outpatient Medical
Total Portfolio Performance(1)	3Q18	4Q18	1Q19	2Q19	3Q19
Properties	253	274	283	340	348
Square feet	16,287,174	17,292,516	17,649,227	21,098,926	21,472,874
Occupancy	93.0%	93.1%	92.9%	93.3%	93.6%
Total revenues	$130,344	$134,844	$139,735	$154,443	$175,000
Operating expenses	42,524	40,136	44,868	47,894	57,272
NOI	$87,820	$94,708	$94,867	$106,549	$117,728
NOI margin	67.4%	70.2%	67.9%	69.0%	67.3%
Revenues per square foot	$33.71	$32.73	$33.20	$30.45	$33.90
NOI per square foot	$22.71	$22.99	$22.54	$21.01	$22.80
Recurring cap-ex	$8,729	$9,095	$6,400	$8,528	$7,296
Other cap-ex	$3,938	$4,852	$2,860	$2,374	$5,989

Same Store Performance(2)	3Q18	4Q18	1Q19	2Q19	3Q19
Properties	239	239	239	239	239
Occupancy	93.6%	93.4%	93.5%	93.4%	93.8%
Same store revenues	$122,789	$120,316	$121,963	$122,349	$125,341
Same store operating expenses	39,917	36,192	38,143	37,892	41,337
Same store NOI	$82,872	$84,124	$83,820	$84,457	$84,004
Year over year growth rate					1.4%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$20,940	4.1%	Health system affiliated properties as % of NOI(3)	94.3%
NMC Health	19,422	3.8%	Health system affiliated tenants as % of rental income(3)	67.1%
CommonSpirit Health	19,088	3.7%	Retention (trailing twelve months)(3)	79.4%
Virtua	16,219	3.2%	In-house managed properties as % of square feet(3,4)	80.1%
Novant Health	14,865	2.9%	Average remaining lease term (years)(3)	6.3
Remaining portfolio	422,808	82.3%	Average building size (square feet)(3)	61,983
Total	$513,342	100.0%	Average age (years)	14

Expirations(3)	2019	2020	2021	2022	2023	Thereafter
Occupied square feet	410,524	1,614,257	2,018,110	2,160,279	2,132,110	11,564,358
% of occupied square feet	2.1%	8.1%	10.1%	10.9%	10.7%	58.1%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development, land parcels and land parcels held for sale. Per square foot amounts are annualized.
(2) Includes 239 same store properties representing 15,453,303 square feet. See pages 22 and 23 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles, or other non cash income.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2015	2016	2017	2018	1Q19	2Q19	3Q19	15-19 Total
Count	44	22	18	15	5	8	7	119
Total	$3,765,912	$2,287,973	$742,020	$3,788,261	$258,771	$2,402,549	$294,193	$13,539,679
Low	6,080	10,618	7,310	4,950	8,300	22,800	7,550	4,950
Median	33,513	27,402	24,025	73,727	56,812	214,371	30,638	34,992
High	437,472	1,150,000	149,400	2,481,723	79,544	1,250,000	140,000	2,481,723

Investment Timing
	Acquisitions/Joint Ventures(2)	Yield	Construction Conversions	Yield	Dispositions	Yield
July	$116,005	6.0%	$—	—%	$1,760,798	5.4%
August	178,188	5.3%	22,456	6.1%	254,204	10.9%
September	—	—%	—	—%	33,704	5.6%
Total	$294,193	5.6%	$22,456	6.1%	$2,048,706	6.1%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Third Quarter 2019
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	2	313	units	$65,907	210,565	4.6%
Seniors Housing Triple-net	2	154	units	35,591	231,110	7.2%
Outpatient Medical	9	428,960	sf	192,695	449	5.6%
Total acquisitions	13			294,193		5.6%

Development(2)
Development projects:
Seniors Housing Operating	21	2,357	units	62,339
Seniors Housing Triple-net	8	781	units	26,956
Outpatient Medical	8	742,271	sf	42,511
Total development projects	37			131,806
Expansion projects:
Seniors Housing Operating	3	114	units	9,083

Total development	40			140,889		8.1%

Total gross investments				435,082		6.4%

Dispositions(3)
Seniors Housing Operating	48	4,137	units	1,760,798	425,622	5.4%
Long-Term/Post-Acute Care	22	1,882	beds	287,908	152,980	10.3%
Real property dispositions	70			2,048,706		6.1%

Loan payoffs				62,071		9.4%
Total dispositions	70			2,110,777		6.2%

Net investments				$(1,675,695)

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2019
	Properties	Beds / Units / Square Feet		Pro Rata Amount		Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	53	6,339	units	$1,225,771		193,370	5.1%
Seniors Housing Triple-net	6	540	units	137,935		255,435	6.6%
Outpatient Medical	75	4,241,332	sf	1,591,807		375	5.7%
Total acquisitions	134			2,955,513			5.5%

Development(2)
Development projects:
Seniors Housing Operating	24	2,946	units	180,009
Seniors Housing Triple-net	9	854	units	71,309
Outpatient Medical	8	742,271	sf	101,676
Total development projects	41			352,994
Expansion projects:
Seniors Housing Operating	3	114	units	20,309

Total development	44			373,303			7.6%

Loan advances(3)				27,660			8.0%

Total gross investments				3,356,476			5.7%

Dispositions(4)
Seniors Housing Operating	51	4,285	units	1,772,276		413,600	5.4%
Seniors Housing Triple-net	9	1,344	units	344,340		256,205	5.1%
Long-Term/Post-Acute Care	48	5,841	beds	558,391		95,599	9.6%
Real property dispositions	108			2,675,007			6.3%

Loan payoffs				76,428	0.1001275407		10.0%
Total dispositions	108			2,751,435			6.4%

Net investments				$605,041

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Investment

Property Acquisitions/Joint Ventures Detail
Operator	Units	Location				MSA
Seniors Housing Operating
LCB Senior Living	106	7 Canal Road	Suffield	Connecticut	US	Hartford
Senior Resource Group	207	165 Pierce Street	Daly City	California	US	San Francisco
Total	313

Seniors Housing Triple-Net
Avery	78	Tenniscourt Road	Bristol	United Kingdom	UK	Bristol
Avery	76	339 Badminton Road	Bristol	United Kingdom	UK	Bristol
Total	154

Outpatient Medical
Health System	Square Feet	Location				MSA
Baylor Scott & White Health	44,888	925 E. Southlake Boulevard	Southlake	Texas	US	Dallas
Summit Medical Group(1)	270,000	1 Diamond Hill Road	Berkeley Heights	New Jersey	US	New York
TriHealth Health System	41,015	4685 Forest Avenue	Norwood	Ohio	US	Cincinnati
Novant Health	73,057	15195 Heathcote Blvd	Haymarket	Virginia	US	Washington D.C.
Total	428,960

(1) Address may include multiple properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 9/30/19	Estimated Conversion

Seniors Housing Operating
Shrewsbury, NJ	81	—	52	29	$11,696	$9,914	4Q19
Wandsworth, UK	97	—	77	20	54,403	43,466	1Q20
Wilton, CT	90	—	59	31	13,974	11,542	1Q20
Taylor, PA	113	113	—	—	13,209	9,546	1Q20
Beavercreek, OH	100	100	—	—	11,136	9,706	1Q20
New York, NY	151	—	69	82	93,549	77,451	2Q20
Scarborough, ON	172	141	—	31	24,307	7,450	3Q20
Newton, MA	85	—	43	42	15,169	3,079	3Q20
Potomac, MD	120	—	90	30	55,302	16,903	4Q20
Medina, OH	166	166	—	—	20,520	4,613	4Q20
Collierville, TN	164	164	—	—	18,949	7,472	4Q20
Fairfield, CT	83	—	54	29	12,648	10,726	4Q20
Redwood City, CA	90	—	56	34	18,054	1,421	1Q21
Fairfax, VA	84	—	51	33	15,946	2,623	1Q21
Mountain Lakes, NJ	90	—	57	33	15,062	2,345	1Q21
Boynton Beach, FL	82	—	52	30	11,356	4,689	2Q21
Beckenham, UK	100	—	76	24	43,467	20,429	3Q21
Orange, CA	91	—	49	42	18,564	2,694	3Q21
Coral Gables, FL	91	—	55	36	18,224	3,238	4Q21
San Francisco, CA	214	11	170	33	87,389	49,453	1Q22
Alexandria, VA	93	—	66	27	20,624	6,497	1Q22
Subtotal	2,357	695	1,076	586	$593,548	$305,257

Seniors Housing Triple-net
Union, KY	162	162	—	—	34,600	20,557	1Q20
Apex, NC	152	98	30	24	30,883	11,756	1Q20
Westerville, OH	90	—	63	27	22,800	17,049	1Q20
Edenbridge, UK	85	—	51	34	18,432	11,464	2Q20
Droitwich, UK	70	—	45	25	15,584	8,787	2Q20
Thousand Oaks, CA	82	—	—	82	24,763	8,199	4Q20
Leicester, UK	60	—	36	24	13,782	3,247	1Q21
Subtotal	701	260	225	216	$160,844	$81,059

Outpatient Medical
		Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 9/30/19	Estimated Conversion
Mission Viejo, CA		104,500	100%	Yes	$71,372	$49,885	4Q19
Houston, TX		73,500	100%	Yes	23,455	16,126	4Q19
Porter, TX		55,000	100%	Yes	20,800	12,041	1Q20
Lowell, MA		50,668	100%	Yes	8,700	6,559	1Q20
Brooklyn, NY		140,955	100%	Yes	105,306	77,097	2Q20
Charlotte, NC		176,640	100%	Yes	95,703	49,695	2Q20
Katy, TX		36,500	100%	Yes	12,028	1,077	2Q20
Charlotte, NC		104,508	100%	Yes	52,255	10,763	3Q20
Subtotal		742,271			$389,619	$223,243

Total Development Projects					$1,144,011	$609,559

Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current balances plus unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2019 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	21	2,357	8.4%	$67,378	$220,913	$288,291	$593,548
Seniors Housing Triple-net	7	701	7.0%	38,487	41,298	79,785	160,844
Outpatient Medical	8	742,271	6.4%	76,706	89,670	166,376	389,619
Total	36		7.6%	$182,571	$351,881	$534,452	$1,144,011

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q19 actual	$34,389	7.6%	2019 estimate	$199,608	6.8%
2Q19 actual	36,240	7.8%	2020 estimate	775,020	7.6%
3Q19 actual	22,456	6.1%	2021 estimate	154,455	8.9%
4Q19 estimate	106,523	6.3%	2022 estimate	108,013	7.0%
1Q20 estimate	210,505	8.3%	Total	$1,237,096	7.6%
2Q20 estimate	340,602	6.8%
3Q20 estimate	91,731	7.0%
4Q20 estimate	132,182	8.9%
1Q21 estimate	62,844	8.5%
2Q21 estimate	11,356	8.9%
3Q21 estimate	62,031	9.3%
4Q21 estimate	18,224	9.2%
1Q22 estimate	108,013	7.0%
Total	$1,237,096	7.6%

Unstabilized Properties
	6/30/2019 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	9/30/2019 Properties	Beds / Units
Seniors Housing Operating	30	(3)	—	—	27	3,442
Seniors Housing Triple-net	11	(3)	1	—	9	1,001
Long-Term/Post-Acute Care	4	(2)	—	—	2	244
Total	45	(8)	1	—	38	4,687

Occupancy	6/30/2019 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	9/30/2019 Properties
0% - 50%	17	—	1	—	(6)	12
50% - 70%	13	(2)	—	—	3	14
70% +	15	(6)	—	—	3	12
Total	45	(8)	1	—	—	38

Occupancy	9/30/2019 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	12	10	$29,252	0.6%	$368,278	1.1%
50% - 70%	14	14	50,725	1.0%	499,072	1.4%
70% +	12	21	71,962	1.5%	380,049	1.1%
Total	38	15	$151,939	3.1%	$1,247,399	3.6%

Notes:
(1) Includes development projects (construction in progress, development loans, and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 16.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$939,936	55,582	units
Seniors Housing Triple-net	402,608	24,000	units
Outpatient Medical	457,468	20,409,465	square feet
Health System	144,512	20,970	units/beds
Long-Term/Post-Acute Care	180,936	13,664	beds
Total In-Place NOI(2)	2,125,460
Incremental stabilized NOI(3)	42,952
Total stabilized NOI	$2,168,412

Obligations
Lines of credit and commercial paper(4)	$1,335,000
Senior unsecured notes(4)	9,817,276
Secured debt(4)	2,861,716
Financing lease liabilities	110,623
Total Debt	$14,124,615
Add (Subtract):
Other liabilities (assets), net(5)	$173,953
Cash and cash equivalents and restricted cash	(330,735)
Net obligations	$13,967,833

Other Assets
Land parcels	$162,467		Effective Interest Rate(7)
Real estate loans receivable(6)	351,502		8.0%
Non real estate loans receivable	276,857		8.5%
Other investments(8)	38,447
Investments held for sale(9)	348,655
Development properties:(10)
Current balance	$634,471
Unfunded commitments	553,681
Committed balances	$1,188,152
Projected yield	7.6%
Projected NOI	$90,300

Common Shares Outstanding	405,758

Notes:
(1) Includes $8,796,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 22 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating lease-up properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,277,394,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as the following:

Unearned revenues	$185,559
Below market tenant lease intangibles, net	47,060
Deferred taxes, net	(12,583)
Available-for-sale equity investments	(10,617)
In place lease intangibles, net	(47,367)
Other non-cash liabilities / (assets), net	3,727
Total non-cash liabilities/(assets), net	$165,779

(6) Represents $419,874,000 of real estate loans excluding development loans and net of $68,372,000 of allowance for loan losses.
(7) Average cash-pay interest rates are 8.0% and 5.5% for real estate and non real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(8) Represents fair value estimate of unconsolidated equity investments including Genesis HealthCare stock.
(9) Represents expected proceeds from assets held for sale.
(10) See pages 13-14. Also includes expansion projects.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)

	3Q18	4Q18	1Q19	2Q19	3Q19
Revenues:
Seniors Housing Operating
Resident fees and services	$847,712	$833,134	$837,866	$878,933	$803,904
Interest income	159	157	—	—	—
Other income	1,183	1,065	4,072	1,387	1,347
Total revenues	849,054	834,356	841,938	880,320	805,251

Seniors Housing Triple-net
Rental income	102,205	104,431	113,874	107,220	114,419
Interest income	6,911	5,749	5,660	7,701	5,910
Other income	1,303	637	945	1,105	1,312
Total revenues	110,419	110,817	120,479	116,026	121,641

Outpatient Medical
Rental income	129,953	130,076	139,295	154,044	174,330
Interest income	85	170	173	238	358
Other income	306	4,598	267	161	312
Total revenues	130,344	134,844	139,735	154,443	175,000

Health System
Rental income	30,614	43,033	43,036	43,036	43,036
Total revenues	30,614	43,033	43,036	43,036	43,036

Long-Term/Post-Acute Care
Rental income	63,868	64,216	65,456	62,640	60,479
Interest income	7,468	7,006	9,286	9,417	9,369
Other income	390	201	375	173	517
Total revenues	71,726	71,423	75,117	72,230	70,365

Corporate
Other income	572	591	2,031	327	712
Total revenues	572	591	2,031	327	712

Total
Rental income	326,640	341,756	361,661	366,940	392,264
Resident fees and services	847,712	833,134	837,866	878,933	803,904
Interest income	14,623	13,082	15,119	17,356	15,637
Other income	3,754	7,092	7,690	3,153	4,200
Total revenues	$1,192,729	$1,195,064	$1,222,336	$1,266,382	$1,216,005

Property operating expenses:
Seniors Housing Operating	$585,525	$582,412	$580,917	$607,836	$554,782
Seniors Housing Triple-net	(1)	21	8,935	7,219	8,282
Outpatient Medical	42,524	40,136	44,868	47,894	57,272
Health System	12	17	20	20	20
Long-Term/Post-Acute Care	412	287	5,905	5,475	5,503
Total property operating expenses	$628,472	$622,873	$640,645	$668,444	$625,859

Net operating income:
Seniors Housing Operating	$263,529	$251,944	$261,021	$272,484	$250,469
Seniors Housing Triple-net	110,420	110,796	111,544	108,807	113,359
Outpatient Medical	87,820	94,708	94,867	106,549	117,728
Health System	30,602	43,016	43,016	43,016	43,016
Long-Term/Post-Acute Care	71,314	71,136	69,212	66,755	64,862
Corporate	572	591	2,031	327	712
Net operating income	$564,257	$572,191	$581,691	$597,938	$590,146

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 21. Includes amounts from investments sold or held for sale.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	9/30/2019		9/30/2019
Net income (loss)	$1,214,970		$647,932
Interest expense	568,280		137,343
Income tax expense (benefit)	9,293		3,968
Depreciation and amortization	1,007,263		272,445
EBITDA	$2,799,806		$1,061,688
Loss (income) from unconsolidated entities	14,791		(3,262)
Stock-based compensation(2)	25,347		5,309
Loss (gain) on extinguishment of debt, net	81,596		65,824
Loss (gain) on real estate dispositions, net	(777,890)		(570,250)
Impairment of assets	104,057		18,096
Provision for loan losses	18,690		—
Loss (gain) on derivatives and financial instruments, net	2,296		1,244
Other expenses(2)	45,512		5,885
Additional other income(3)	(4,027)		—
Total adjustments	(489,628)		(477,154)
Adjusted EBITDA	$2,310,178		$584,534

Interest Coverage Ratios
Interest expense	$568,280		$137,343
Capitalized interest	11,952		4,148
Non-cash interest expense	(11,218)		(1,988)
Total interest	$569,014		$139,503
EBITDA	$2,799,806		$1,061,688
Interest coverage ratio	4.92	x	7.61	x
Adjusted EBITDA	$2,310,178		$584,534
Adjusted Interest coverage ratio	4.06	x	4.19	x

Fixed Charge Coverage Ratios
Total interest	$569,014		$139,503
Secured debt principal amortization	54,342		13,121
Preferred dividends	11,676		—
Total fixed charges	$635,032		$152,624
EBITDA	$2,799,806		$1,061,688
Fixed charge coverage ratio	4.41	x	6.96	x
Adjusted EBITDA	$2,310,178		$584,534
Adjusted Fixed charge coverage ratio	3.64	x	3.83	x

Net Debt to EBITDA Ratios
Total debt(4)			$13,798,266
Less: cash and cash equivalents(5)			(265,788)
Net debt			$13,532,478
EBITDA Annualized			$4,246,752
Net debt to EBITDA ratio			3.19	x
Adjusted EBITDA Annualized			$2,338,136
Net debt to Adjusted EBITDA ratio			5.79	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Relates to the reversal of a contingent liability related to a prior year acquisition.
(4) Amounts include unamortized premiums/discounts, fair value adjustments and lease liabilities related to financing leases. Operating lease liabilities related to ASC 842 adoption are excluded.
(5) Includes IRC Section 1031 deposits, if any.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
			% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$1,334,586		4.41%
Long-term debt obligations(2)	12,463,680		41.24%
Cash and cash equivalents(3)	(265,788)		(0.88)%
Net debt to consolidated book capitalization	$13,532,478		44.77%
Total equity(4)	16,696,070		55.23%
Consolidated book capitalization	$30,228,548		100.00%
Joint venture debt, net(5)	222,701
Total book capitalization	$30,451,249

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$1,334,586		3.71%
Long-term debt obligations(2)	12,463,680		34.62%
Cash and cash equivalents(3)	(265,788)		(0.74)%
Net debt to consolidated undepreciated book capitalization	$13,532,478		37.59%
Accumulated depreciation and amortization	5,769,843		16.03%
Total equity(4)	16,696,070		46.38%
Consolidated undepreciated book capitalization	$35,998,391		100.00%
Joint venture debt, net(5)	222,701	186.271
Total undepreciated book capitalization	$36,221,092

Enterprise Value
Lines of credit and commercial paper(2)	$1,334,586		2.58%
Long-term debt obligations(2)	12,463,680		24.09%
Cash and cash equivalents(3)	(265,788)		(0.51)%
Net debt to consolidated enterprise value	$13,532,478		26.16%
Common shares outstanding	405,758
Period end share price	90.65
Common equity market capitalization	$36,781,963		71.08%
Noncontrolling interests(4)	1,430,005		2.76%
Consolidated enterprise value	$51,744,446		100.00%
Joint venture debt, net(5)	222,701
Total enterprise value	$51,967,147

Secured Debt as % of Total Assets
Secured debt(2)	$2,623,010		8.23%
Total assets	$31,863,955

Total Debt as % of Total Assets
Total debt(2)	$13,798,266		43.30%
Total assets	$31,863,955

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$11,064,633		37.70%
Unencumbered assets	$29,350,210

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Amounts include unamortized premiums/discounts, fair value adjustments and lease liabilities related to financing leases. Operating lease liabilities related to ASC 842 adoption are excluded.
(3) Inclusive of IRC Section 1031 deposits, if any.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)		Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)		% of Total	Wtd. Avg. Interest Rate
2019	$835,000		$—	$256,322	$11,817	$(61,227)	$1,041,912		7.43%	2.50%
2020	—		226,501	160,897	55,754	(37,012)	406,140		2.90%	3.56%
2021	—		—	380,866	19,882	(120,240)	280,508		2.00%	3.80%
2022	—		10,000	353,548	27,417	(52,808)	338,157		2.41%	3.62%
2023	500,000		1,788,750	329,449	33,596	(104,698)	2,547,097		18.18%	3.09%
2024	—		1,350,000	288,133	37,113	(80,763)	1,594,483		11.38%	3.86%
2025	—		1,250,000	199,260	405,886	(34,223)	1,820,923		12.99%	3.96%
2026	—		700,000	38,798	17,098	(9,096)	746,800		5.33%	4.17%
2027	—		—	137,486	61,849	(34,818)	164,517		1.17%	3.62%
2028	—		1,426,775	78,216	22,672	(13,292)	1,514,371		10.81%	4.47%
Thereafter	—		3,065,250	416,040	107,141	(29,347)	3,559,084		25.40%	4.25%
Totals	$1,335,000		$9,817,276	$2,639,015	$800,225	$(577,524)	$14,013,992		100.00%

Weighted Avg Interest Rate(8)	2.53%		4.12%	3.66%	3.75%	3.61%	3.88%

Weighted Avg Maturity Years	1.4	(2)	9.0	5.4	8.7	4.5	7.8	(2)

% Floating Rate Debt	100.00%		7.12%	43.74%	9.69%	57.56%	20.93%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper	Senior Unsecured Notes	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt	Investment Hedges(9)
United States	$1,335,000	$8,110,000	$1,361,621	$581,196	$(286,300)	$11,101,517	$—
United Kingdom	—	1,292,025	165,724	—	(41,431)	1,416,318	1,649,741
Canada	—	415,251	1,111,670	219,029	(249,793)	1,496,157	547,376
Totals	$1,335,000	$9,817,276	$2,639,015	$800,225	$(577,524)	$14,013,992	$2,197,117

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) The 2019 maturity reflects the $835,000,000 in principal outstanding on our unsecured commercial paper program as of September 30, 2019. The 2023 maturity reflects the $500,000,000 in principal outstanding on our unsecured revolving credit facility that matures on July 19, 2022 (with an option to extend for two successive terms of six months each at our discretion). These borrowings reduce the available borrowing capacity of our unsecured revolving credit facility to $1,665,000,000. If the commercial paper was refinanced using the unsecured revolving credit facility, the weighted average years to maturity of our combined debt would be 8.0 years with extensions.
(3) 2020 includes CAD $300,000,000 of 3.35% senior unsecured notes (approximately $226,501,000 USD at September 30, 2019) that matures on November 25, 2020.
(4) 2023 includes a $500,000,000 term loan and a CAD $250,000,000 unsecured term loan (approximately $188,750,000 USD at September 30, 2019). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(5) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $676,775,000 USD at September 30, 2019). The notes mature on November 20, 2028.
(6) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $615,250,000 USD at September 30, 2019). The notes mature on December 1, 2034.
(7) Excludes operating lease liabilities of $343,915,000 and finance lease liabilities of $110,623,000 related to ASC 842 adoption.
(8) The interest rate on the unsecured revolving credit facility is 1-month LIBOR + 0.825%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate.
(9) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $116,853,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases.  Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI (IPNOI) and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans, and sub-leases as well as any properties acquired, developed/redeveloped (including major refurbishments where 20% or more of units are simultaneously taken out of commission for 30 days or more), sold or classified as held for sale during that period are excluded from the same store amounts. Properties undergoing operator transitions and/or segment transitions (except Seniors Housing Triple-net to Seniors Housing Operating with the same operator) are also excluded from the same store amounts. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code (“IRC”) Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our senior unsecured notes and primary credit facility contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined Adjusted EBITDA to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, and additional other income. We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	3Q18	4Q18	1Q19	2Q19	3Q19
Net income (loss)	$84,226	$124,696	$292,302	$150,040	$647,932
Loss (gain) on real estate dispositions, net	(24,723)	(41,913)	(167,409)	1,682	(570,250)
Loss (income) from unconsolidated entities	(344)	(195)	9,199	9,049	(3,262)
Income tax expense (benefit)	1,741	1,504	2,222	1,599	3,968
Other expenses	88,626	10,502	8,756	21,628	6,186
Impairment of assets	6,740	76,022	—	9,939	18,096
Provision for loan losses	—	—	18,690	—	—
Loss (gain) on extinguishment of debt, net	4,038	53	15,719	—	65,824
Loss (gain) on derivatives and financial instruments, net	8,991	1,626	(2,487)	1,913	1,244
General and administrative expenses	28,746	31,101	35,282	33,741	31,019
Depreciation and amortization	243,149	242,834	243,932	248,052	272,445
Interest expense	138,032	144,369	145,232	141,336	137,343
Consolidated net operating income	579,222	590,599	601,438	618,979	610,545
NOI attributable to unconsolidated investments(1)	22,247	21,933	21,827	21,518	21,957
NOI attributable to noncontrolling interests(2)	(37,212)	(40,341)	(41,574)	(42,559)	(42,356)
Pro rata net operating income (NOI)(3)	$564,257	$572,191	$581,691	$597,938	$590,146

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$805,251	$121,641	$175,000	$43,036	$70,365	$712	$1,216,005
Property operating expenses	(554,782)	(8,282)	(57,272)	(20)	(5,503)	—	(625,859)
NOI(3)	250,469	113,359	117,728	43,016	64,862	712	590,146
Adjust:
Interest income	—	(5,910)	(358)	—	(9,369)	—	(15,637)
Other income	(1,347)	(1,312)	(312)	—	(517)	(712)	(4,200)
Sold / held for sale	(7,530)	(701)	(294)	—	(5,782)	—	(14,307)
Developments / land	594	—	35	—	—	—	629
Non In-Place NOI(4)	(7,512)	(4,851)	(3,506)	(6,888)	(3,960)	—	(26,717)
Timing adjustments(5)	310	67	1,074	—	—	—	1,451
Total adjustments	(15,485)	(12,707)	(3,361)	(6,888)	(19,628)	(712)	(58,781)
In-Place NOI	234,984	100,652	114,367	36,128	45,234	—	531,365
Annualized In-Place NOI	$939,936	$402,608	$457,468	$144,512	$180,936	$—	$2,125,460

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	596	340	364	218	138	1,656
Recent acquisitions/ development conversions	(49)	(6)	(103)	(218)	(12)	(388)
Under development/redevelopment	(33)	(5)	(7)	—	(1)	(46)
Current held for sale	(12)	(6)	(5)	—	(2)	(25)
Land parcels, loans and sub-leases	(8)	(13)	(10)	—	(7)	(38)
Transitions	(75)	(19)	—	—	(1)	(95)
Other(6)	(1)	—	—	—	—	(1)
Same store properties	418	291	239	—	115	1,063
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 16 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(6) Includes 1 flooded property.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	3Q18	4Q18	1Q19	2Q19	3Q19	Y/o/Y
Seniors Housing Operating
NOI	$263,529	$251,944	$261,021	$272,484	$250,469
Non-cash NOI on same store properties	(1,680)	(1,092)	852	209	(3,567)
NOI attributable to non-same store properties	(61,789)	(52,709)	(54,988)	(70,881)	(42,452)
Currency and ownership adjustments(1)	258	1,501	1,734	1,500	1,136
Other normalizing adjustments(2)	7	601	(6,735)	520	396
SSNOI	200,325	200,245	201,884	203,832	205,982	2.8%

Seniors Housing Triple-net
NOI	110,420	110,796	111,544	108,807	113,359
Non-cash NOI on same store properties	(2,928)	(172)	(3,973)	(4,809)	(4,300)
NOI attributable to non-same store properties	(18,798)	(21,886)	(18,100)	(14,523)	(19,476)
Currency and ownership adjustments(1)	(113)	180	81	384	1,191
Normalizing adjustment for lease restructuring(3)	(1,390)	(199)	(9)	—	—
Other normalizing adjustments(2)	255	(882)	(859)	(204)	(331)
SSNOI	87,446	87,837	88,684	89,655	90,443	3.4%

Outpatient Medical
NOI	87,820	94,708	94,867	106,549	117,728
Non-cash NOI on same store properties	(2,003)	(6,104)	(1,739)	(1,347)	(1,165)
NOI attributable to non-same store properties	(2,582)	(4,363)	(9,454)	(20,877)	(32,861)
Currency and ownership adjustments(1)	20	92	31	98	303
Other normalizing adjustments(2)	(383)	(209)	115	34	(1)
SSNOI	82,872	84,124	83,820	84,457	84,004	1.4%

Health System
NOI	30,602	43,016	43,016	43,016	43,016
NOI attributable to non-same store properties	(30,602)	(43,016)	(43,016)	(43,016)	(43,016)
SSNOI	—	—	—	—	—

Long-Term/Post-Acute Care
NOI	71,314	71,136	69,212	66,755	64,862
Non-cash NOI on same store properties	(3,057)	(2,912)	(3,765)	(3,392)	(3,694)
NOI attributable to non-same store properties	(27,923)	(28,168)	(24,467)	(22,216)	(19,871)
Currency and ownership adjustments(1)	(11)	7	17	27	6
Other normalizing adjustments(2)	(69)	(32)	(51)	(50)	(50)
SSNOI	40,254	40,031	40,946	41,124	41,253	2.5%

Corporate
NOI	572	591	2,031	327	712
NOI attributable to non-same store properties	(572)	(591)	(2,031)	(327)	(712)
SSNOI	—	—	—	—	—

Total
NOI	564,257	572,191	581,691	597,938	590,146
Non-cash NOI on same store properties	(9,668)	(10,280)	(8,625)	(9,339)	(12,726)
NOI attributable to non-same store properties	(142,266)	(150,733)	(152,056)	(171,840)	(158,388)
Currency and ownership adjustments(1)	154	1,780	1,863	2,009	2,636
Normalizing adjustments, net	(1,580)	(721)	(7,539)	300	14
SSNOI	$410,897	$412,237	$415,334	$419,068	$421,682	2.6%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.32 and to translate UK properties at a GBP/USD rate of 1.31.
(2) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(3) Represents adjustments to reflect the in place economics related to the lease restructuring for one Seniors Housing Triple-net master lease.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada		Total
Consolidated SHO revenues	$641,395	$79,834		$114,267	$835,496
Unconsolidated SHO revenues attributable to Welltower(1)	21,766	—	21,169		42,935
SHO revenues attributable to noncontrolling interests(2)	(40,689)	(6,954)	(25,537)		(73,180)
Pro rata SHO revenues(3)	622,472	72,880	109,899		805,251
SHO interest and other income	(1,128)	(27)	(190)		(1,345)
SHO revenues attributable to sold and held for sale properties	(24,043)	(1,173)	(2,045)		(27,261)
Currency and ownership adjustments(4)	—	4,477	390		4,867
SHO local revenues	597,301	76,157	108,054		781,512
Average occupied units/month	31,598	2,932	12,868		47,398
REVPOR/month in USD	$6,250	$8,588		$2,776	$5,451
REVPOR/month in local currency(4)		£6,556	C$	3,653

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada			Total
	3Q18	3Q19	3Q18	3Q19	3Q18		3Q19	3Q18	3Q19
SHO SS REVPOR Growth
Consolidated SHO revenues	$681,387	$641,395	$79,971	$79,834	$115,147		$114,267	$876,505	$835,496
Unconsolidated SHO revenues attributable to WELL(1)	23,009	21,766	—	—	20,314		21,169	43,323	42,935
SHO revenues attributable to noncontrolling interests(2)	(38,627)	(40,689)	(6,446)	(6,954)	(25,701)		(25,537)	(70,774)	(73,180)
SHO pro rata revenues(3)	665,769	622,472	73,525	72,880	109,760		109,899	849,054	805,251
Non-cash revenues on same store properties	(809)	(596)	(19)	(4)	—		—	(828)	(600)
Revenues attributable to non-same store properties	(220,211)	(157,993)	(14,635)	(14,544)	(4,500)		(4,726)	(239,346)	(177,263)
Currency and ownership adjustments(4)	4,435	—	325	3,644	(720)		381	4,040	4,025
Other normalizing adjustments(5)	858	383	(606)	13	—		—	252	396
SHO SS revenues(6)	450,042	464,266	58,590	61,989	104,540		105,554	613,172	631,809
Avg. occupied units/month(7)	21,274	21,244	2,395	2,440	12,847		12,689	36,516	36,373
SHO SS REVPOR(8)	$6,994	$7,225	$8,088	$8,399	$2,690		$2,750	$5,552	$5,743
SS REVPOR YOY growth	—%	3.3%	—%	3.8%	—%		2.2%	—	3.4%

SHO SSNOI Growth
Consolidated SHO NOI	$201,639	$192,140	$20,852	$20,322	$43,355		$41,693	$265,846	$254,155
Unconsolidated SHO NOI attributable to WELL(1)	8,217	7,807	—	—	8,547		8,627	16,764	16,434
SHO NOI attributable to noncontrolling interests(2)	(8,347)	(9,740)	(1,090)	(986)	(9,644)		(9,394)	(19,081)	(20,120)
SHO pro rata NOI(3)	201,509	190,207	19,762	19,336	42,258		40,926	263,529	250,469
Non-cash NOI on same store properties	(1,661)	(3,567)	(19)	—	—		—	(1,680)	(3,567)
NOI attributable to non-same store properties	(58,081)	(38,090)	(2,562)	(3,370)	(1,146)		(992)	(61,789)	(42,452)
Currency and ownership adjustments(4)	449	(5)	92	992	(283)		149	258	1,136
Other normalizing adjustments(5)	564	383	(606)	13	49		—	7	396
SHO pro rata SSNOI(6)	$142,780	$148,928	$16,667	$16,971	$40,878		$40,083	$200,325	$205,982
SHO SSNOI growth		4.3%		1.8%			(1.9)%		2.8%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(6)		$585,524		$66,419			$160,000		$811,943
Average units in service(9)		24,519		2,938			14,216		41,673
SSNOI/unit in USD		$23,880		$22,607			$11,255		$19,484
SSNOI/unit in local currency(4)				£17,259		C$	14,811
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 16 & 23 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.32 and to translate UK properties at a GBP/USD rate of 1.31.
(5) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(6) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 23 for more information.
(7) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(8) Represents pro rata SS average revenues generated per occupied room per month.
(9) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors

Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to our opportunities to acquire, develop or sell properties; our ability to close anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of our operators/tenants and properties; our expected occupancy rates; our ability to declare and to make distributions to shareholders; our investment and financing opportunities and plans; our continued qualification as a real estate investment trust (“REIT”); our ability to access capital markets or other sources of funds; and our ability to meet our earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; uncertainty from the expected discontinuance of LIBOR and the transition to any other interest rate benchmark; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; our ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting our properties; our ability to re-lease space at similar rates as vacancies occur; our ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting our properties; changes in rules or practices governing our financial reporting; the movement of U.S. and foreign currency exchange rates; our ability to maintain our qualification as a REIT; key management personnel recruitment and retention; and other risks described in our reports filed from time to time with the Securities and Exchange Commission (“SEC”). Finally, we undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated October 28, 2019 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.